UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 8, 2024

SEMILEDS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34992	20-2735523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F, No.11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C.	350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +886-37-586788

N/A

(Former name or former address if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	TradingSymbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0000056	LEDS	The Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Convertible Promissory Notes

On November 25, 2019 and December 10, 2019, respectively, SemiLEDs Corporation (the “Company”) issued convertible unsecured promissory notes (the “Notes”) to J.R. Simplot Company, its largest shareholder, and Trung Doan, its Chairman and Chief Executive Officer (together, the “Holders”) with a principal sum of $1.5 million and $500,000, respectively, and an annual interest rate of 3.5%. Principal and accrued interest was be due on demand by the Holders on and at any time after May 30, 2021. On February 7, 2020, J.R. Simplot Company assigned all of its right, title and interest in the Notes to Simplot Taiwan Inc. Pursuant to the initial terms of the Notes, the outstanding principal and unpaid accrued interest thereon may be converted into shares of the Company’s common stock based on a conversion price of $3.00 per share at the option of the Holders any time from the date of the Notes.

On May 25, 2020, each of the Holders converted $300,000 of the Notes into 100,000 shares of the Company’s common stock. On May 26, 2021, the Notes were extended with the same terms and interest rate for one year and a maturity date of May 30, 2022. On May 26, 2022, the Notes were second extended with the same terms and interest rate for one year and a maturity date of May 30, 2023. On June 6, 2023, the Notes were further amended to (i) extend the maturity date from May 30, 2023 to May 30, 2024, and (ii) change the conversion price from $3 to $2.046 per share, subject to stockholder approval. All other terms and conditions of the Notes remain the same.

After the close of market on January 5, 2024, the Company entered into the Fourth Amendment to the Notes (the “Fourth Amendments”) to amend the Notes to (i) convert the total principal and accrued interest on the Notes to common stock of the Company to be issued in the names of the Holders, and (ii) change the conversion price of the Notes from $2.046 per share to the closing price immediately preceding the signing of the Fourth Amendments, or $1.31 per share. All other terms and conditions of the Notes remain the same.

The foregoing description of the Fourth Amendments is a summary only and is qualified in its entirety by the full text of the Fourth Amendments, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K (this “Current Report”) and are incorporated by reference herein.

Loan Agreements

On January 8, 2019, the Company entered into loan agreements with Trung Doan, its Chairman and Chief Executive Officer and J.R. Simplot Company, its largest shareholder, with aggregate amounts of $1.7 million and $1.5 million, respectively, and an annual interest rate of 8% (the “Loan Agreements”). The maturity date of the Loan Agreements were January 14, 2021 and January 22, 2021, respectively. On January 16, 2021, the maturity date of the Loan Agreements was extended with same terms and interest rate for one year to January 15, 2022, and on January 14, 2022, the maturity date of the Loan Agreements was extended again with same terms and interest rate for one more year to January 15, 2023. On January 13, 2023, the maturity date of the Loan Agreements was further extended with same terms and interest rate for one year to January 15, 2024. The Loan Agreements are secured by a second priority security interest on the Company’s headquarters building.

On January 7, 2024, J.R. Simplot Company and the Company entered into an assignment agreement (the “Assignment”) pursuant to which J.R. Simplot assigned and transferred all of its right, title and interest in and to the Loan Agreement to Simplot Taiwan Inc., in accordance with and subject to the terms and conditions of the Loan Agreement.

On January 7, 2024, the Company entered into the Fourth Amendment to the Loan Agreements with each of Simplot Taiwan Inc. and Trung Doan (the “Amended Loan Agreements”).

The Amended Loan Agreement with Simplot Taiwan Inc. (i) extends the maturity date to January 15, 2025, and (ii) upon mutual agreement of the Company and Simplot Taiwan Inc., permits the Company to repay any principal amount or accrued interest, in an amount not to exceed $400,000, by issuing shares of the Company’s common stock in the name of Simplot Taiwan Inc. as partial repayment of the Loan Agreement at a price per share equal to the closing price of the Company’s common stock immediately preceding the business day of the payment notice date. All other terms and conditions of the Loan Agreement with Simplot Taiwan Inc. remain the same.

The Amended Loan Agreement with Trung Doan to amend the loans maturity date with same terms and interest rate to January 15, 2025. All other terms and conditions of the Loan Agreement with Trung Doan remain the same.

The foregoing descriptions of the Amended Loan Agreements and the Assignment are summaries only and are qualified in their entirety by the full text of the Amended Loan Agreements, copies of which are attached hereto as Exhibit 10.3 and Exhibit 10.4, respectively, and the Assignment, a copy of which is attached here to as Exhibit 10.5, to this Current Report, each of which is incorporated by reference herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.01.

On July 11, 2023, the Company received a notice from The Nasdaq Stock Market LLC (“NASDAQ”) indicating that it did not meet the minimum of $2,500,000 in stockholders’ equity required by NASDAQ Listing Rule 5550(b)(1) (the “Listing Rule”) for continued listing, or the alternatives of market value of listed securities or net income from continuing operations. Pursuant to the Listing Rule, the Company submitted a plan to regain compliance with the Listing Rule. NASDAQ accepted its plan and granted the Company an extension through January 8, 2024.

As reported in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2023, the Company’s total stockholders’ equity as of August 31, 2023 was $1.15 million. On January 5, 2024, the Company converted the total principal and accrued interest of the Notes, in an aggregate amount of $1,608,848, to 1,228,128 shares of its common stock at a conversion price of $1.31 per share. Additionally, on January 7, 2024, the Company issued 305,343 shares of its common stock at a price of $1.31 per share to repay $400,000 of (1) accrued interest and, once repaid in full, (2) principal, on the Loan Agreement with Simplot Taiwan Inc. As of the date of this Current Report, the Company believes that it has regained compliance with the stockholders’ equity requirement based upon conversion of the Notes and repayment of the Loan Agreement with Simplot Taiwan Inc. The shares of common stock were issued in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended.

Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, that it may be subject to delisting.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Items 1.01 and 3.01 of this Current Report is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

The information set forth in Item 3.01 of this Current Report is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Fourth Amendment to Convertible Unsecured Promissory Note dated January 5, 2024 between SemiLEDs Corporation and Simplot Taiwan Inc.

10.2	Fourth Amendment to Convertible Unsecured Promissory Note dated January 5, 2024 between SemiLEDs Corporation and Trung Doan

10.3	Fourth Amendment to Loan Agreement dated January 7, 2024 between SemiLEDs Corporation and Simplot Taiwan Inc.

10.4	Fourth Amendment to Loan Agreement dated January 7, 2024 between SemiLEDs Corporation and Trung Doan

10.5	Assignment of Loan Agreement dated January 7, 2024

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 8, 2024

SemiLEDs Corporation

	By:	/s/ Christopher Lee
	Name:	Christopher Lee
	Title:	Chief Financial Officer